Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-154915, 333-160942, 333-174174 and 333-188530 on Form S-8, Registration Statement No. 333-180662 on Form S-4, and Registration Statement Nos. 333-87254, 333-106709, 333-02519, 333-142337 and 333-162917 on Form S-3 of our reports dated March 6, 2015, relating to the consolidated financial statements of A.M. Castle & Co. and subsidiaries (the “Company”), and the effectiveness of the Company's internal control over financial reporting, appearing in this Annual Report on Form 10-K of A.M. Castle & Co. for the year ended December 31, 2014.

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Chicago, Illinois
March 6, 2015

E-7